As filed with the Securities and Exchange Commission on February 25, 2011
Registration No. 333-164985

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

The Dow Chemical Company
(Exact name of registrant as specified in its charter)

Delaware	38-1285128
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

The Dow Chemical Company
2030 Dow Center
Midland, Michigan 48674
(989) 636-1000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Charles J. Kalil
Executive Vice President, Law and Government Affairs, General Counsel and Corporate Secretary
The Dow Chemical Company
2030 Dow Center
Midland, Michigan 48674
(989) 636-1000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:    From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462 (c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

EXPLANATORY NOTE

The Dow Chemical Company has prepared this Amendment No. 1 to the Registration Statement on Form S-3 filed on February 19, 2010 (File No. 333-164985) (the “Registration Statement”) for the purpose of filing Exhibit 23.4, Exhibit 23.5 and Exhibit 23.6 to the Registration Statement with the Securities and Exchange Commission.  This Amendment No. 1 does not modify any provision of the Prospectus that forms a part of the Registration Statement and accordingly such Prospectus has not been included herein.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits.
Exhibit Number	Description
23.4	Consent of Independent Registered Public Accounting Firm
23.5	Consent of Analysis, Research & Planning Corporation
23.6	Consent of Independent Registered Public Accounting Firm

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement on Form S-3 filed on February 19, 2010 (File No. 333-164985) to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Midland, State of Michigan, on February 25, 2011.

THE DOW CHEMICAL COMPANY

By:	/s/ Charles J. Kalil
Charles J. Kalil
Executive Vice President, General Counsel and Corporate Secretary

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement on Form S-3 filed on February 19, 2010 (File No. 333-164985) has been signed by the following persons in the capacities indicated on February 25, 2011.

*	Chairman of the Board, President and Chief Executive Officer (principal executive officer)
A.N. Liveris

*	Executive Vice President and Chief Financial Officer (principal financial officer)
W.H. Weideman

*	Vice President and Controller (principal accounting officer)
R.C. Edmonds

*	Director
A.A. Allemang

*	Director
J.K. Barton

*	Director
J.A. Bell

*	Director
J.M. Fettig

*	Director
B.H. Franklin

*	Director
J.B. Hess

Director
P. Polman

*	Director
D.H. Reilley

*	Director
J.M. Ringler

*	Director
R.G. Shaw

*	Presiding Director
P.G. Stern

*By:	/s/ Charles J. Kalil
Charles J. Kalil
Attorney-in-Fact